UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36182	20-1622502
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 West Lemon Avenue

Monrovia, California 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 305-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 27, 2018, Edgardo Baracchini, Jr., Ph.D. and Xencor, Inc. (the “Company”) mutually agreed that Dr. Baracchini will resign as the Company’s Chief Business Officer. In connection with Dr. Baracchini’s resignation, the Company and Dr. Baracchini entered into a Transition and Separation Agreement (the “Separation Agreement”).  Pursuant to the Separation Agreement, Dr. Baracchini will resign from the Company effective August 15, 2018 (the “Separation Date”), and will receive, as severance benefits, (a) a lump sum cash payment equal to the sum of (i) an amount equal to his current annual base salary for 12 months and (ii) an amount equal to his current target bonus, assuming achievement of 100% of corporate and personal goals, pro-rated based on the number of days worked in 2018, (b) accelerated vesting with respect to such number of outstanding stock options and other equity awards covering the Company’s common stock that are subject to time-based vesting requirements and would have otherwise vested had Dr. Baracchini been employed for an additional 12 months after the Separation Date, (c) the payment of COBRA premiums through the earliest of August 14, 2019, the date upon which he becomes ineligible for continued coverage under COBRA or the date upon which he becomes eligible for health insurance through a new employer and (d) an extension of the post-termination exercise period of his options to acquire Company common stock through August 14, 2019. The Separation Agreement contains a standard release of claims on the part of Dr. Baracchini.

The foregoing description of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2018	XENCOR, INC.

	By:	/s/ Bassil I. Dahiyat, Ph.D.
Bassil I. Dahiyat, Ph.D.
President and Chief Executive Officer

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